                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [_]
Check the appropriate box:
     [_]  Preliminary proxy statement      [_]  Confidential, for Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))
     [X]  Definitive proxy statement
     [_]  Definitive additional materials
     [_]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           -------------------------

                            STERLING SOFTWARE, INC.
               (Name of Registrant as specified in Its Charter)

                           -------------------------

     Payment of filing fee (Check the appropriate box):
     [X]  No fee required.
     [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
          (1) Title of each class of securities to which transaction applies:
          (2) Aggregate number of securities to which transactions applies:
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
          (4) Proposed maximum aggregate value of transaction:
          (5) Total fee paid:

     [_]  Fee paid previously with preliminary materials.

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
          (1) Amount previously paid:
          (2) Form, Schedule or Registration Statement no.:
          (3) Filing Party:
          (4) Date Filed:

                            STERLING SOFTWARE, INC.
                         8080 NORTH CENTRAL EXPRESSWAY
                                  SUITE 1100
                              DALLAS, TEXAS 75206

                                                               January 23, 1997

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of Sterling Software, Inc. (the "Company") to be held at The Crescent Club, 200 Crescent Court, 17th Floor, Dallas, Texas, on Wednesday, February 26, 1997, commencing at 10:00 a.m., local time. All stockholders of record as of January 16, 1997 are entitled to vote at the Annual Meeting. I urge you to be present in person or represented by proxy at the Meeting.

  The enclosed Notice of Annual Meeting and Proxy Statement fully describe the business to be transacted at the Meeting, which includes the election of three directors of the Company.

  The Company's Board of Directors believes that a favorable vote for each person nominated to serve as a director of the Company is in the best interests of the Company and its stockholders and unanimously recommends a vote "FOR" each such director. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed proxy promptly.

  Directors and officers of the Company will be present to help host the Meeting and to respond to any questions that our stockholders may have. I hope you will be able to attend. Even if you expect to attend the Meeting, please sign, date and return the enclosed proxy without delay. If you attend the Meeting, you may vote in person even if you have previously mailed a proxy.

                                       Sincerely,

                                       Sam Wyly
                                       Chairman of the Board

                            STERLING SOFTWARE, INC.
                         8080 NORTH CENTRAL EXPRESSWAY
                                  SUITE 1100
                              DALLAS, TEXAS 75206

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD FEBRUARY 26, 1997

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Sterling Software, Inc. (the "Company") will be held at The Crescent Club, 200 Crescent Court, 17th Floor, Dallas, Texas, on Wednesday, February 26, 1997, commencing at 10:00 a.m., local time. A proxy and a Proxy Statement for the Meeting are enclosed.

  The Meeting is for the purpose of considering and acting upon:

  (1) The election of three Class A directors for three-year terms expiring at the Company's Annual Meeting of Stockholders in 2000; and

  (2) Such other matters as may properly come before the Meeting or any adjournment thereof.

  The close of business on January 16, 1997 has been fixed as the record date for determining stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof. For a period of at least ten days prior to the Meeting, a complete list of stockholders entitled to vote at the Meeting shall be open to the examination of any stockholder during ordinary business hours at the offices of the Company at 8080 North Central Expressway, Suite 1100, Dallas, Texas 75206 prior to February 24, 1997, and thereafter at 300 Crescent Court, Suite 1200, Dallas, Texas 75201.

  Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

  YOUR VOTE IS IMPORTANT. STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors

                                          Jeannette P. Meier
                                          Secretary

Dallas, Texas
January 23, 1997

                            STERLING SOFTWARE, INC.
                         8080 NORTH CENTRAL EXPRESSWAY
                                  SUITE 1100
                              DALLAS, TEXAS 75206
                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD FEBRUARY 26, 1997

                               ----------------

                      SOLICITATION AND VOTING OF PROXIES

  This Proxy Statement is being first mailed on or about January 23, 1997 to stockholders of Sterling Software, Inc. (the "Company") at the direction of the Board of Directors of the Company (the "Board") to solicit proxies for use at the Annual Meeting of Stockholders (the "Meeting") to be held at The Crescent Club, 200 Crescent Court, 17th Floor, Dallas, Texas, on Wednesday, February 26, 1997, commencing at 10:00 a.m., local time, or at such other time and place to which the Meeting may be adjourned.

  At the Meeting, the stockholders will be asked to consider and vote upon (i) the election of three Class A directors for three-year terms expiring at the Company's Annual Meeting of Stockholders in 2000 and (ii) such other matters as may properly come before the Meeting or any adjournment thereof.

  All shares represented by valid proxies, unless the stockholder otherwise specifies, will be voted FOR (i) the election of the three persons named under "Election of Directors" as nominees for election as Class A directors of the Company for three-year terms expiring at the Company's Annual Meeting of Stockholders in 2000 and (ii) at the discretion of the proxy holders, with regard to any other matter that may properly come before the Meeting or any adjournment thereof. Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted accordingly.

  A proxy may be revoked at any time by providing written notice of such revocation to The First National Bank of Boston, P.O. Box 9381, Boston, Massachusetts 02205-9956, which notice must be received prior to the Meeting. If notice of revocation is not received prior to the Meeting, a stockholder may nevertheless revoke a proxy if he attends the Meeting and desires to vote in person.

                       RECORD DATE AND VOTING SECURITIES

  The close of business on January 16, 1997 is the record date (the "Record Date") for determining the stockholders entitled to vote at the Meeting, at which time the Company had issued and outstanding approximately 38,439,298 shares of Common Stock, $.10 par value ("Common Stock"). The Common Stock constitutes the only outstanding voting securities of the Company entitled to be voted at the Meeting.

                               QUORUM AND VOTING

  The presence at the Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Each share of Common Stock represented at the Meeting, in person or by proxy, will be counted toward a quorum. If a quorum should not be present, the Meeting may be adjourned from time to time until a quorum is obtained. Each share of Common Stock is entitled to one vote with respect to each proposal (including the election of directors) to be voted on at the Meeting. Cumulative voting is not permitted with respect to any proposal to be acted upon at the Meeting.

  The accompanying proxy card is designed to permit each record holder of Common Stock as of the close of business on the Record Date to vote in the election of directors as described in this Proxy Statement. The proxy card provides space for a stockholder to vote in favor of, or to withhold authority to vote for, any or all nominees for election to the Board.

  To be elected, each nominee must receive the affirmative vote of the holders of a majority of the shares of Common Stock present at the Meeting, in person or by proxy. Instructions to withhold authority to vote for any nominee will be counted as shares present for purposes of determining a quorum, but will have the effect of a vote against the nominee for which the vote was withheld.

                  PARTICIPANTS IN THE STERLING SOFTWARE, INC.
                           SAVINGS AND SECURITY PLAN

  A participant in the Sterling Software, Inc. Savings and Security Plan (the "Savings Plan") will receive a voting instruction card relating to the shares allocated to such participant in the Savings Plan. The voting instruction card serves as voting instructions to the trustee of the Savings Plan. If a participant holds Common Stock outside of the Savings Plan, such participant will also receive, in a separate mailing, a proxy card relating to those shares. In order for all shares owned by, or allocated under the Savings Plan to, a participant to be voted at the Meeting in accordance with such participant's direction, the proxy card and the voting instruction card received by the participant will need to be signed and returned to The First National Bank of Boston. Information in the voting instruction card will not be disclosed to the Company.

                             ELECTION OF DIRECTORS

  The Company's Certificate of Incorporation provides for a board of directors divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year at the Company's Annual Meeting of Stockholders. Each class of directors is elected for a term of three years except in the case of elections to fill vacancies or newly created directorships.

NOMINEES FOR DIRECTOR

  Each of Robert J. Donachie, Alan W. Steelman and Evan A. Wyly has been nominated for election at the Meeting to serve for a three-year term expiring at the Company's Annual Meeting of Stockholders in 2000 or until his respective successor has been duly elected and qualified. It is intended that the persons named in the proxy will vote for the election of each of the three nominees. Each of the nominees has indicated his willingness to serve as a member of the Board if elected; however, in case any nominee should become unavailable for election to the Board for any reason not presently known or contemplated, the proxy holders will have discretionary authority in that instance to vote for a substitute nominee. Proxies cannot be voted for more than three nominees.

  The nominees for election at the Meeting are as follows:

  Robert J. Donachie, age 68. Mr. Donachie has served as a director of the Company since May 1983. He has been principally employed as a private business consultant since March 1981. Mr. Donachie is a member of the Audit Committee, the Special Stock Option Committee and the 1996 Special Stock Option Committee of the Board.

  Alan W. Steelman, age 54. Mr. Steelman is a Senior Principal with Monitor Company, a leading international consulting firm which specializes in competitive strategy. Headquartered in Cambridge, Massachusetts, Monitor Company has operations on six continents and employs over 800 professionals. Mr. Steelman also serves on the Advisory Board of Richmont-Parly Investment Company, a Dallas and Hong Kong-based private investment trust devoted to investments in listed Asian companies, and on the Advisory Board of Asia Information Services, a Beijing-based information technology company. Prior to joining Monitor Company in 1993, Mr. Steelman was Chief Operating Officer of the Alexander Proudfoot Company, a consulting company listed on The London Stock Exchange. During his 15 years at Alexander Proudfoot, Mr. Steelman held several assignments, including Group President of the Asia-Pacific region and Executive Vice President of worldwide sales and marketing. Prior to joining Alexander Proudfoot, Mr. Steelman served in the U.S. Congress, representing Texas' 5th Congressional District, and also held several appointed positions in government.

  Evan A. Wyly, age 35. Mr. Wyly has served as a director of the Company since July 1992 and as a Vice President of the Company since December 1994. He has been a Partner of Maverick Capital, Ltd., an investment fund management company, since 1991. In 1988, Mr. Wyly founded Premier Partners Incorporated, a private investment firm, and served as President prior to joining Maverick Capital, Ltd. Mr. Wyly also serves as a director of Sterling Commerce, Inc. ("Sterling Commerce") and as a director and officer of Michaels Stores, Inc., a specialty retail chain ("Michaels Stores"). Sam Wyly is the father of Evan A. Wyly.

  Francis A. Tarkenton is currently a Class A director. Mr. Tarkenton served as Chairman of the Board and Chief Executive Officer of KnowledgeWare, Inc. ("KnowledgeWare") prior to its acquisition by the Company in November 1994. Since that time, he has served in an advisory capacity to the President of the Company for the purpose of making certain financial and strategic recommendations regarding the Company's applications development business. Because the integration of KnowledgeWare's applications development software and services business with the Company is now complete, Mr. Tarkenton has decided to concentrate more time on his other business interests and therefore will not seek reelection to another three-year term as a director following the expiration of his current term on February 26, 1997.

CURRENT DIRECTORS

  The current Class B directors of the Company, who are not standing for reelection at the Meeting and whose terms will expire at the Company's Annual Meeting of Stockholders in 1998, are as follows:

  Charles J. Wyly, Jr., age 63. Mr. Wyly co-founded the Company in 1981 and since such time has served as a director, and as Vice Chairman since 1984. He served as an officer and director of University Computing Company, a computer software and services company, from 1964 to 1975, including President from 1969 to 1973. Mr. Wyly and his brother, Sam Wyly, founded Earth Resources Company, an oil refining and silver mining company, and Charles J. Wyly, Jr. served as Chairman of the Board from 1968 to 1980. Mr. Wyly served as Vice Chairman of the Bonanza Steakhouse chain from 1967 to 1989. Mr. Wyly currently serves as Vice Chairman of Michaels Stores and as a director of Sterling Commerce. Charles J. Wyly, Jr. is the father-in-law of Donald R. Miller, Jr. Mr. Wyly is a member of the Executive Committee, the Stock Option Committee and the 1996 Stock Option Committee of the Board.

  Phillip A. Moore, age 54. Mr. Moore co-founded the Company in 1981 and since such time has served as a director of the Company. Mr. Moore has served as Executive Vice President since July 1993, serving also as Chief Technology Officer from October 1995 to April 1996. Prior to July 1993, Mr. Moore served as Senior Vice President, Technology of the Company. Mr. Moore is also an Executive Vice President of Sterling Commerce.

  Michael C. French, age 53. Mr. French has served as a director of the Company since July 1992. He is currently a consultant to the international law firm of Jones, Day, Reavis & Pogue and a Managing Director of Maverick Capital, Ltd. He was a partner with the law firm of Jackson & Walker, L.L.P. from 1976 through 1995. Since September 1992, Mr. French has served as a director of Michaels Stores.

  The current Class C directors of the Company, who are not standing for reelection at the Meeting and whose terms will expire at the Company's Annual Meeting of Stockholders in 1999, are as follows:

  Sam Wyly, age 62. Mr. Wyly co-founded the Company in 1981 and since such time has served as Chairman of the Board and a director. He has served as a director of Sterling Commerce since December 1995. In 1963, Mr. Wyly founded University Computing Company, a computer software and services company, and served as President or Chairman from 1963 until 1979. University Computing created a computer utility network, one of the earliest and most successful marriages of computing and telecommunications. University Computing was one of the original participants in the software products industry in the late 1960s when the then market-dominant IBM unbundled computer hardware and software. In 1968, Mr. Wyly founded Datran, Inc., which was envisioned as the nation's first all-digital switched "telephone company for computers" and contributed to the break up of AT&T's telephone monopoly and the resulting benefits of increased competition in the telecommunications industry. These Wyly-founded companies are among the forerunners of today's electronic commerce industry. Mr. Wyly co-founded Earth Resources Company, an oil refining and silver mining company, and served as its Executive Committee Chairman from 1968 to 1980. Mr. Wyly and his brother, Charles J. Wyly, Jr., bought the 20 restaurant Bonanza Steakhouse chain in 1967. It grew to approximately 600 restaurants by 1989, during which time Sam Wyly served as Chairman. Sam Wyly currently serves as Chairman of Michaels Stores, a specialty retail chain (which has grown from 70 to 525 stores in 12 years of Wyly control), and as a partner of Maverick Capital, Ltd., an investment fund management company. Sam Wyly is the Chairman of each of the Executive Committee, the Stock Option Committee and the 1996 Stock Option Committee of the Board.

  Sterling L. Williams, age 53. Mr. Williams co-founded the Company in 1981 and since such time has served as President, Chief Executive Officer and a director of the Company. Mr. Williams is also the Chairman of the Board and a director of Sterling Commerce and a director of INPUT, an information technology market research company. Mr. Williams is a member of the Executive Committee, the Stock Option Committee and the 1996 Stock Option Committee of the Board.

  Donald R. Miller, age 42. Mr. Miller has served as a director of the Company since September 1993. He has served as Vice President-Market Development of Michaels Stores since November 1990 and as a director of Michaels Stores since September 1992. Mr. Miller is a member of the Special Stock Option Committee and the 1996 Special Stock Option Committee of the Board.

BOARD OF DIRECTORS AND COMMITTEES

  General. The business of the Company is managed under the direction of the Board. The Board meets on a regularly scheduled basis during the Company's fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board met or acted by written consent seven times during the fiscal year ended September 30, 1996. During fiscal 1996, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he was a director.

  The Board has established executive, audit and stock option committees to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during fiscal 1996 are set forth below.

  Executive Committee. The Executive Committee is empowered to act on any matter except those matters specifically reserved to the full Board by applicable law. Sam Wyly (Chairman), Charles J. Wyly, Jr. and Sterling L. Williams are the current members of the Executive Committee. The Executive Committee met or acted by written consent 14 times during fiscal 1996. The Executive Committee was responsible for determining executive compensation for fiscal 1996, except for decisions relating to grants of stock options under the Company's stock option plans.

  Audit Committee. The Audit Committee recommends to the Board the appointment of the firm selected to serve as the independent auditors for the Company and its subsidiaries and monitors the performance of such firm; reviews and approves the scope of the annual audit and evaluates with the independent auditors the Company's annual audit and annual consolidated financial statements; reviews with management the status of internal accounting controls; evaluates issues having a potential financial impact on the Company which may be brought to its attention by management, the independent auditors or the Board; and evaluates public financial reporting documents of the Company. Robert J. Donachie is the sole member of the Audit Committee. The Audit Committee met two times during fiscal 1996.

  1996 Stock Option Committee and 1996 Special Stock Option Committee. The 1996 Stock Option Committee and the 1996 Special Stock Option Committee (collectively, the "1996 Committees") administer the Company's 1996 Stock Option Plan (the "1996 Plan"). In this capacity, the 1996 Committees have the authority, subject to certain restrictions set forth in the 1996 Plan, to determine from time to time the individuals to whom options are granted under the 1996 Plan, the number of shares covered by each option grant, the time or times at which options become exercisable and other terms and conditions of such options. Sam Wyly (Chairman), Charles J. Wyly, Jr. and Sterling L. Williams are the current members of the 1996 Stock Option Committee and Robert
J. Donachie (Chairman) and Donald R. Miller, Jr. are the current members of the 1996 Special Stock Option Committee. The 1996 Committees did not meet during fiscal 1996.

  Stock Option Committee and Special Stock Option Committee. The Stock Option Committee administers (i) the Company's Incentive Stock Option Plan (the "Incentive Plan") and the Company's Non-Statutory Stock Option Plan (the "Non-Statutory Plan"), with respect to the participants in such plans who are not executive officers or directors of the Company, and (ii) the Company's 1992 Non-Statutory Stock Option Plan (the "1992 Plan"). Sam Wyly (Chairman), Charles
J. Wyly, Jr. and Sterling L. Williams are the current members of the Stock Option Committee. The Stock Option Committee met or acted by written consent nine times during fiscal 1996. The Special Stock Option Committee administers
(i) the Incentive Plan and Non-Statutory Plan, with respect to the participants in such plans who are executive officers or directors of the Company, and (ii) the Company's 1994 Non-Statutory Stock Option Plan (the "1994 Plan"). Robert J. Donachie and Donald R. Miller, Jr. are the current members of the Special Stock Option Committee. The Special Stock Option Committee acted by written consent one time during fiscal 1996. As a result of stockholder approval of the 1996 Plan at the Company's Annual Meeting of Stockholders held in May 1996, the Board decided to cause the Company not to issue any of the remaining options available for grant under the Incentive Plan, Non-Statutory Plan, 1992 Plan and 1994 Plan.

  Other. The Company does not have a nominating or compensation committee. The functions customarily attributable to a nominating committee are performed by the Board as a whole, and the functions customarily attributable to a compensation committee generally are performed by the Executive Committee and the stock option committees described above.

DIRECTOR COMPENSATION

  Messrs. Donachie, French, Miller and Tarkenton received an annual directors' fee of $30,000 for their services as directors of the Company plus $2,500 for each meeting of the Board and each meeting of any committee of the Board that they attended during fiscal 1996. Additionally, during fiscal 1996, Sam Wyly and Charles J. Wyly, Jr. received annual directors' fees of $475,000 and $237,500 in their capacities as Chairman and Vice Chairman of the Board, respectively. Evan Wyly and Messrs. Williams and Moore did not receive directors' fees for their services as directors in fiscal 1996. In addition, all directors of the Company are eligible to receive options under the Company's stock option plans. During fiscal 1996, Mr. Williams received options to purchase 750,000 shares of Common Stock. See "Management Compensation-- Option Grants in Fiscal 1996." No other member of the Board was granted options to purchase Common Stock during fiscal 1996. For fiscal 1997, Sam Wyly and Charles J. Wyly, Jr. are entitled to receive annual directors' fees of $500,000 and $250,000, respectively, and Messrs. Donachie, French, Miller and Steelman are each entitled to receive an annual fee of $30,000 plus $2,500 for each meeting of the Board and each meeting of any committee of the Board that they attend.

  Pursuant to a consulting arrangement with the Company, during fiscal 1996, Mr. French received from the Company a non-refundable retainer of $15,000 per month, which amount was increased to $17,500 per month effective October 1, 1996, for his assistance in significant acquisitions and other matters. Since January 15, 1996, Mr. French has received $1,000 per month as an employee of the Company, which amount is deducted from amounts paid to him as a retainer. Jones, Day, Reavis & Pogue, a law firm for whom Mr. French is currently a consultant, provides legal services to the Company. Such firm does not charge the Company for any time spent by Mr. French on Company-related matters.

  Pursuant to the terms of a merger agreement between the Company and KnowledgeWare, in December 1994 the Company entered into a Consultation Agreement pursuant to which Mr. Tarkenton receives a monthly fee of $25,000 for a three-year period expiring on November 30, 1997. In consideration for such fee, Mr. Tarkenton serves in an advisory capacity to the President of the Company for the purpose of making certain financial and strategic recommendations regarding the Company's applications development business. In addition, at the request of the Company's President, he represents the Company at trade shows, user group meetings, quota clubs, professional association meetings and meetings with prospective and current customers. In addition, Mr. Tarkenton receives an allowance of $3,000 per month for office and secretarial assistance relating to the performance of his duties under the agreement. The agreement may be terminated by Mr. Tarkenton at any time. During the three-year term, Mr. Tarkenton also receives $10,000 per year as an employee of the Company in order to meet certain obligations to Mr. Tarkenton in effect prior to the Company's acquisition of KnowledgeWare, which amount is deducted from amounts paid under the Consultation Agreement.

           SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN STOCKHOLDERS

  The following table sets forth information regarding the beneficial ownership of Common Stock by each director of the Company, the director nominee, each of the Named Executive Officers (as defined below), the directors and executive officers of the Company as a group and each person or entity known by the Company to own 5% or more of the outstanding shares of Common Stock. The persons and entities named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, except as otherwise noted.

                                                         SHARES OF
                                                        COMMON STOCK
                                                           OWNED
                                                      BENEFICIALLY (1)
                                                    --------------------------
                                                                    PERCENT OF
   NAME                                              NUMBER           CLASS
   ----                                             ---------       ----------
   Sam Wyly........................................ 2,399,107(2)(3)     6.0%
   Charles J. Wyly, Jr............................. 1,800,791(3)(4)     4.6
   Evan A. Wyly....................................    84,476(5)          *
   Sterling L. Williams............................ 1,604,075(6)        4.0
   Phillip A. Moore................................    43,892(7)          *
   Robert J. Donachie..............................       600             *
   Michael C. French...............................       800(8)          *
   Alan W. Steelman................................         0            --
   Warner C. Blow..................................         0            --
   Jeannette P. Meier..............................     7,445(9)          *
   Donald R. Miller, Jr............................         0            --
   Francis A. Tarkenton............................   174,008(10)         *
   All current directors and executive officers as
    a group (23 persons)........................... 5,970,739(11)      14.0%
   Alpha Assurances I.A.R.D. and related entities,
    AXA and
    The Equitable Companies Incorporated........... 3,827,892(12)      10.0%

--------
 *Less than 1%.
 (1) The number of shares shown includes outstanding shares owned by the person indicated on December 31, 1996 and shares underlying options owned by such person on December 31, 1996 that were exercisable within 60 days of such date. Persons holding shares of Common Stock pursuant to the Savings Plan generally have sole voting power, but not investment power, with respect to such shares. The table above does not include information regarding the beneficial ownership of Common Stock by Friess Associates, Inc. ("Friess") or AIM Management Group, Inc. ("AIM"). Each of Friess and AIM has filed a
     Schedule 13G with the Securities and Exchange Commission (the "SEC") reporting beneficial ownership of 1,430,000 shares (3.7%) and 1,361,513 shares (3.5%) of Common Stock, respectively. As of January 29, 1996 and February 12, 1996, respectively, the dates such reports were filed with the SEC, each of Friess and AIM beneficially owned more than 5% of the outstanding Common Stock. However, due to the subsequent increase in the number of outstanding shares of Common Stock, neither Friess nor AIM beneficially owned 5% or more of the outstanding Common Stock as of December 31, 1996 based on the number of shares of Common Stock reported to be owned by such entities in the reports filed with the SEC.

                                         (footnotes continued on following page)

 (2) Includes 1,600,000 shares of Common Stock that may be acquired upon exercise of options granted under the 1996 Plan. Also includes 358,353 shares of Common Stock owned by family trusts of which Sam Wyly is trustee and 438,612 shares of Common Stock (300,000 of which are also beneficially owned by Charles J. Wyly, Jr.) held of record by two limited partnerships of which Sam Wyly is a general partner. Also includes 2,142 shares of Common Stock held pursuant to the Savings Plan .
 (3) Based on a Schedule 13D dated November 8, 1996 filed by Sam Wyly, Charles
     J. Wyly, Jr. and Maverick Entrepreneurs Fund, Ltd., a Texas limited partnership, of which Sam Wyly and Charles J. Wyly, Jr. are the sole general partners. See footnotes (2) and (4). The address of Sam Wyly, Charles J. Wyly, Jr. and Maverick Entrepreneurs Fund, Ltd. is 8080 N. Central Expressway, Suite 1300, Dallas, Texas 75206.
 (4) Includes 800,000 shares of Common Stock that may be acquired upon exercise of options granted under the 1996 Plan. Also includes 441,699 shares of Common Stock owned by family trusts of which Charles J. Wyly, Jr. is trustee and 556,574 shares of Common Stock (300,000 of which are also beneficially owned by Sam Wyly) held of record by two limited partnerships of which Charles J. Wyly, Jr. is a general partner. Also includes 2,518 shares of Common Stock held pursuant to the Savings Plan.
 (5) Includes 36 shares of Common Stock held pursuant to the Savings Plan.
 (6) Includes 1,600,000 shares of Common Stock that may be acquired upon exercise of options granted under the 1996 Plan. Also includes 75 shares of Common Stock held pursuant to the Savings Plan.
 (7) Includes 4,993 shares of Common Stock held pursuant to the Savings Plan and 150 shares owned by Mr. Moore's son.
 (8) Includes 800 shares held in a retirement account directed by Mr. French.
 (9) Includes 6,192 shares of Common Stock held pursuant to the Savings Plan.
(10) Includes 67,332 shares of Common Stock that may be acquired upon exercise of options granted under stock option plans other than the 1996 Plan, and 250 shares of Common Stock owned by Mr. Tarkenton's stepdaughter. Also includes 12 shares of Common Stock held pursuant to the Savings Plan.
(11) Includes 31,128 shares of Common Stock held pursuant to the Savings Plan by executive officers of the Company not named in the table above.
(12) Based on a Schedule 13G dated April 9, 1996 filed by Alpha Assurances I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, and Uni Europe Assurance Mutuelle, as a group (collectively, the "Mutuelles AXA"), AXA and The Equitable Companies Incorporated. It was reported that three subsidiaries of The Equitable Companies Incorporated, The Equitable Life Assurance Society of the United States, Alliance Capital Management L.P. and Wood, Struthers and Winthrop Management Corporation, are deemed to have sole voting power for an aggregate of 3,491,600 shares, shared voting power for 119,300 shares and sole dispositive power for 3,827,392 shares. The address of Alpha Assurances I.A.R.D. Mutuelle and Alpha Assurances Vie Mutuelle is 101-100 Terrasse Boieldieu, 92042 Paris La Defense, France; the address of AXA Assurances I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle is La Grande Arche, Pardi Nord, 92044 Paris La Defense, France; the address of Uni Europe Assurance Mutuelle is 24 Rue Drouot, 75009 Paris, France; the address of AXA is 23 Avenue Matignon, 75008 Paris, France; and the address of The Equitable Companies Incorporated is 787 Seventh Avenue, New York, New York 10019. The information regarding beneficial ownership of Common Stock by this group is included in reliance on a report filed with the SEC by such parties, except that the percentage of Common Stock beneficially owned is based upon the Company's calculations made in reliance upon the number of shares of Common Stock reported to be beneficially owned by such parties in such report and the number of shares of Common Stock outstanding on December 31, 1996.

                            MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth certain information regarding compensation paid or accrued for services rendered during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company and its subsidiaries based on salary and bonus earned during fiscal 1996 (collectively, the "Named Executive Officers").

  In accordance with SEC regulations, amounts stated below include compensation paid by both the Company and Sterling Commerce during fiscal 1996. Sterling Commerce completed an initial public offering of 18.4% of its shares in March 1996, and in September 1996 Sterling Software completed the tax-free spin-off of its remaining 81.6% ownership of Sterling Commerce. For information regarding compensation of the directors of the Company, see "Election of Directors--Director Compensation."

                                                                     LONG TERM
                                                                    COMPENSATION  ALL OTHER
                                     ANNUAL COMPENSATION               AWARDS    COMPENSATION
                              ------------------------------------  ------------ ------------
                                                                     SECURITIES
        NAME AND                                    OTHER ANNUAL     UNDERLYING
   PRINCIPAL POSITION    YEAR  SALARY     BONUS(1) COMPENSATION(2)   OPTIONS(3)
   ------------------    ---- --------    -------- ---------------  ------------
Sterling L. Williams.... 1996 $900,000    $500,000    $ 48,499(4)    3,750,000     $ 41,297(5)
 President, Chief Execu-
  tive                   1995  750,000     450,000     168,833(6)      650,000       36,492
 Officer and Director    1994  650,000     400,000     127,701(6)            0       42,363
Sam Wyly................ 1996  971,000(7)  500,000     100,115(4)    3,000,000      110,177(8)
 Chairman of the         1995  850,000(7)  450,000      44,417(4)    1,466,666      126,002
 Board and Director      1994  770,000(7)  400,000       3,025(4)            0       75,925
Charles J. Wyly, Jr..... 1996  496,000(9)  250,000      69,730(4)    1,600,000       59,292(10)
 Vice Chairman of the    1995  425,000(9)  225,000      66,783(11)     733,334       62,345
 Board and Director      1994  385,000(9)  200,000         582(4)            0       65,001
Warner C. Blow.......... 1996  401,550     223,667     157,680(12)   1,000,000       13,950(13)
 Executive Vice Presi-
  dent                   1995  348,000     251,114      93,293(12)      75,000        7,233
                         1994  315,000     246,614      63,689(12)      50,000        4,982
Jeannette P. Meier...... 1996  422,000     250,000     144,917(14)     550,000        6,031(15)
 Executive Vice Presi-
  dent,                  1995  340,000     140,000      69,598(14)     125,000        7,860
 Chief Financial Officer 1994  315,000     125,000      21,821(4)            0        3,061
 and General Counsel

--------
 (1) Reflects bonus earned during the fiscal year. In some instances, the payment of all or a portion of the bonus was deferred until the next fiscal year.
 (2) Excludes perquisites and other personal benefits if the aggregate amount of such compensation is less than the lesser of $50,000 or 10% of the total annual salary and bonus reported for such Named Executive Officer.
 (3) For fiscal 1994 and 1995, reflects options to purchase Common Stock. For fiscal 1996, reflects options to purchase both Common Stock and common stock of Sterling Commerce ("Commerce Stock") as follows: Sterling L. Williams, 750,000 shares of Common Stock and 3,000,000 shares of Commerce Stock; Sam Wyly, 3,000,000 shares of Commerce Stock; Charles J. Wyly, Jr., 1,600,000 shares of Commerce Stock; Warner C. Blow, 1,000,000 shares of Commerce Stock; and Jeannette P. Meier, 50,000 shares of Common Stock and 500,000 shares of Commerce Stock. Neither the Company nor Sterling
     Commerce has granted stock appreciation rights.
 (4) Consists of reimbursements for the payment of taxes.
 (5) Consists of $4,071 in Company contributions to the Savings Plan and $37,226 in respect of premiums on life insurance policies for Mr.
     Williams' benefit.
 (6) For fiscal 1995, includes a $47,897 reimbursement for medical expenses, a $44,222 housing allowance bonus and a $55,541 reimbursement for the payment of taxes; and for fiscal 1994, includes a $55,710 reimbursement for medical expenses and a $52,168 reimbursement for the payment of taxes.
                                         (footnotes continued on following page)

 (7) Includes director's fees of $475,000, $425,000, and $385,000 paid to Sam Wyly in fiscal 1996, 1995 and 1994, respectively, for his services as Chairman of the Board of the Company and $21,000 paid to Sam Wyly in fiscal 1996 for his services as a director of Sterling Commerce.
 (8) Consists of $4,611 in Company contributions to the Savings Plan, $34,452 representing the full amount of the premiums paid by the Company on a split dollar life insurance policy for Mr. Wyly's benefit and $71,114 in respect of premiums on other life insurance policies for Mr. Wyly's benefit.
 (9) Includes director's fees of $237,500, $212,500 and $192,500 paid to Charles J. Wyly, Jr. in fiscal 1996, 1995 and 1994, respectively, for his services as Vice Chairman of the Board of the Company and $21,000 paid to Charles J. Wyly, Jr. in fiscal 1996 for his services as a director of Sterling Commerce.
(10) Consists of $4,611 in Company contributions to the Savings Plan and $54,681 in respect of premiums on life insurance policies for Mr. Wyly's benefit
(11) Includes $43,046 for costs related to his use of a Company-provided automobile and a $14,626 reimbursement for the payment of taxes.
(12) For fiscal 1996, includes $43,145 in the form of incentive travel and a $63,673 reimbursement for the payment of taxes; for fiscal 1995, includes $46,724 in the form of incentive travel and a $39,969 reimbursement for the payment of taxes; and for fiscal 1994, includes $45,573 in the form of incentive travel and a $1,288 reimbursement for the payment of taxes.
(13) Consists of $4,500 in Company contributions to the Savings Plan and $9,450 in respect of premiums on a life insurance policy for Mr. Blow's benefit
(14) For fiscal 1996, includes a $34,937 reimbursement for professional expenses, a $33,703 reimbursement for the payment of taxes and $34,489 in the form of incentive travel; and for fiscal 1995, includes a $10,871 reimbursement for the payment of taxes and $30,012 in the form of incentive travel.
(15) Consists of $4,611 in Company contributions to the Savings Plan and $1,420 in respect of premiums on a life insurance policy for Ms. Meier's benefit

OPTION GRANTS IN FISCAL 1996

  The following tables provide information related to options to purchase Common Stock and Commerce Stock granted to the Named Executive Officers during fiscal 1996.

  STERLING SOFTWARE

                                                                                  POTENTIAL REALIZABLE VALUE
                                                                                    AT ASSUMED ANNUAL RATES
                                                                                        OF STOCK PRICE
                                                                                    APPRECIATION FOR OPTION
                                            INDIVIDUAL GRANTS                               TERM(4)
                         -------------------------------------------------------- ---------------------------
                         NUMBER OF  PERCENTAGE OF
                         SECURITIES TOTAL OPTIONS
                         UNDERLYING  GRANTED TO
                          OPTIONS   EMPLOYEES IN  EXERCISE PRICE
        NAME(1)          GRANTED(2)  FISCAL 1996   PER SHARE(3)  EXPIRATION DATE       5%            10%
        -------          ---------- ------------- -------------- ---------------- ------------- -------------
Sterling L. Williams....  750,000       65.2%         $41.75     October 10, 2005 $  19,692,263 $  49,904,061
Jeannette P. Meier......   47,775        4.2           41.75     October 10, 2005     1,254,397     3,178,889
                            2,225        0.2           45.13     November 7, 2005        63,143       160,017

--------
(1) No other Named Executive Officer was granted options to purchase Common Stock during fiscal 1996.
(2) Reflects options to acquire shares of Common Stock. In connection with the initial public offering of Sterling Commerce, in February 1996 the Company accelerated the exercisability of such options and all such options were subsequently exercised during fiscal 1996.
(3) The agreements underlying such options provide that the option exercise price may be paid in shares of Common Stock owned by the Named Executive Officer, in cash, or in any other form of valid consideration or a combination of any of the foregoing, as determined by the applicable stock option committee in its discretion. The exercise price was equal to the fair market value of the Common Stock on the date of grant.
(4) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation on the Common Stock over the terms of the options. These numbers do not take into account provisions of certain options providing for termination of the options following termination of employment, nontransferability or vesting over periods of up to four years. The use of the assumed 5% and 10% returns are established by the SEC and is not intended by the Company to forecast possible future appreciation of the price of the Common Stock.

  STERLING COMMERCE

                                                                                   POTENTIAL REALIZABLE VALUE
                                                                                    AT ASSUMED ANNUAL RATES
                                                                                         OF STOCK PRICE
                                                                                    APPRECIATION FOR OPTION
                                             INDIVIDUAL GRANTS                              TERM (3)
                         --------------------------------------------------------- --------------------------
                         NUMBER OF  PERCENTAGE OF
                         SECURITIES TOTAL OPTIONS
                         UNDERLYING  GRANTED TO
                          OPTIONS   EMPLOYEES IN  EXERCISE PRICE
          NAME           GRANTED(1)  FISCAL 1996   PER SHARE(2)   EXPIRATION DATE       5%           10%
          ----           ---------- ------------- -------------- ----------------- ------------ -------------
Sterling L. Williams.... 3,000,000      24.6%         $24.00     February 12, 2006 $ 45,280,413 $ 114,749,457
Sam Wyly................ 3,000,000      24.6           24.00     February 12, 2006   45,280,413   114,749,457
Charles J. Wyly, Jr..... 1,600,000      13.1           24.00     February 12, 2006   24,149,554    61,199,710
Warner C. Blow.......... 1,000,000       8.2           24.00     February 12, 2006   15,093,471    38,249,819
Jeannette P. Meier......   350,000       2.9           24.00     February 12, 2006    5,282,715    13,387,437
                           150,000       1.2           33.38           May 9, 2006    3,148,404     7,978,673

--------
(1) Reflects options to acquire shares of Commerce Stock.
(2) The agreements underlying such options provide that the option exercise price may be paid in shares of Commerce Stock owned by the Named Executive Officer, in cash, or in any other form of valid consideration or a combination of any of the foregoing, as determined by the applicable stock option committee in its discretion. The exercise price was equal to the fair market value of the Commerce Stock on the date of grant.
(3) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation on the Commerce Stock over the terms of the options. These numbers do not take into account provisions of certain options providing for termination of the options following termination of employment, nontransferability or vesting over periods of up to four years. The use of the assumed 5% and 10% returns are established by the SEC and is not intended by the Company to forecast possible future appreciation of the price of the Commerce Stock.

OPTION EXERCISES IN FISCAL 1996 AND FISCAL YEAR-END OPTION VALUES

  The following tables provide information related to options to purchase Common Stock and Commerce Stock exercised by the Named Executive Officers during fiscal 1996 and the number and value of such options held at fiscal year-end. Neither the Company nor Sterling Commerce has any outstanding stock appreciation rights.

  STERLING SOFTWARE

                                                 NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED         IN-THE-MONEY
                          SHARES                      OPTIONS AT                OPTIONS AT
                         ACQUIRED                 SEPTEMBER 30, 1996        SEPTEMBER 30, 1996
                            ON        VALUE    ------------------------- -------------------------
          NAME           EXERCISE  REALIZED(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           --------- ----------- ----------- ------------- ----------- -------------
Sterling L. Williams.... 1,892,000 $56,800,963         0             0          --            --
Sam Wyly................ 1,776,666  68,036,436         0             0          --            --
Charles J. Wyly, Jr.....   888,334  33,869,814         0             0          --            --
Warner C. Blow..........   211,550  10,891,078         0             0          --            --
Jeannette P. Meier......   228,450   9,239,826         0             0          --            --

--------
(1) In accordance with SEC regulations, value was calculated based on the difference between the option exercise price and the closing market price of Common Stock on the date of exercise, multiplied by the number of shares to which the exercise related.

  STERLING COMMERCE

                                             NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                            UNDERLYING UNEXERCISED         IN-THE-MONEY
                          SHARES                  OPTIONS AT                OPTIONS AT
                         ACQUIRED             SEPTEMBER 30, 1996       SEPTEMBER 30, 1996(1)
                            ON     VALUE   ------------------------- -------------------------
          NAME           EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           -------- -------- ----------- ------------- ----------- -------------
Sterling L. Williams....       0       --          0     3,000,000          --    $16,500,000
Sam Wyly................       0       --          0     3,000,000          --     16,500,000
Charles J. Wyly, Jr.....       0       --          0     1,600,000          --      8,800,000
Warner C. Blow..........       0       --          0     1,000,000          --      5,500,000
Jeannette P. Meier......       0       --          0       500,000          --      1,925,000

--------
(1) The closing price for Commerce Stock as reported by the New York Stock Exchange on September 30, 1996 was $29.50. In accordance with SEC regulations, value is calculated on the basis of the difference between the option exercise price and $29.50, multiplied by the number of shares of Commerce Stock underlying the option.

CHANGE-IN-CONTROL AND SEVERANCE AGREEMENTS

  The Company has entered into an agreement (a "Change-in-Control Agreement") with each of Sam Wyly, Charles J. Wyly, Jr., Sterling L. Williams, Jeannette P. Meier and certain of its other executive officers. Each Change-in-Control Agreement provides for certain payments and benefits upon the termination of the employment of such person with the Company following a Change in Control (as defined). Each Change-in-Control Agreement covers termination within a specified number of years after the date of a Change in Control and requires the Company to pay to such executive officer, if prior to the expiration of such period his or her employment is terminated with or without cause by the Company (other than upon such executive officer's death) or by such executive officer upon the occurrence of certain constructive termination events, a lump sum amount equal to a multiple of such executive officer's annual salary, bonus and cash incentive compensation preceding such termination and to continue certain benefits for a specified number of months. In addition, if any payments (including payments under the Change-in-Control Agreement) to such executive officer are determined to be "excess parachute payments" under the Internal Revenue Code of 1986, as amended (the "Code"), such executive officer would be entitled to receive an additional payment (net of income taxes) to compensate such executive officer for any excise tax imposed by the Code on such payments. The specified number of years, the multiple and the specified number of months referred to above are five, 500% and 60, in the case of Sterling L. Williams; seven, 700% and 84, in the case of each of Sam Wyly and Charles J. Wyly, Jr.; and four, 400% and 48, in the case of Jeannette P. Meier.

  The Company has also entered into an agreement (the "CEO Agreement") with Sterling L. Williams, providing for a minimum base salary (subject to mutually agreeable annual increases) and certain benefits plus such bonuses and other benefits which the Company and Mr. Williams may agree upon. Mr. Williams' base salary for fiscal 1997 is $650,000. Under the terms of the CEO Agreement, upon termination of Mr. Williams' employment by (i) the Company (with or without cause) or (ii) Mr. Williams as a result of a reduction in his compensation or of the nature or scope of his authority or duties, the CEO Agreement will convert into a five-year consulting agreement. In such event, Mr. Williams would be entitled to continue receiving compensation and certain benefits at the levels specified in the CEO Agreement. Prior to the expiration of its five-year term, the consulting agreement could be terminated by Mr. Williams at any time and by the Company at Mr. Williams' death. In the event of termination of Mr. Williams' employment following a Change in Control, at Mr. Williams' option, the terms of his Change-in-Control Agreement may govern the termination in lieu of the conversion of the CEO Agreement into a consulting agreement. In the event of a Change in Control following conversion of the CEO Agreement into a consulting agreement, Mr. Williams would have the option of terminating the consulting agreement and would be entitled to receive a lump sum amount equal to all compensation due through the unexpired portion of the five-year consulting agreement. In addition, the CEO Agreement provides that, in the event that Mr. Williams' employment with Sterling Commerce is terminated (with or without cause) and Mr. Williams is willing and able to devote his full-time efforts to the Company, the Company will offer to increase his compensation and benefits paid by the Company to a level reasonably equivalent to the combined compensation and benefits he is entitled to receive from both the Company and Sterling Commerce immediately prior to such termination. Mr. Williams has a similar agreement (the "Commerce Chairman Agreement") with Sterling Commerce. If Mr. Williams' employment with the Company is terminated and he accepts full-time employment with Sterling Commerce under the provisions of the Commerce Chairman Agreement, Mr. Williams' rights to compensation and benefits from the Company under the CEO Agreement and his right to convert the CEO Agreement into a consulting agreement would terminate.

  The Company has entered into an agreement (a "Severance Agreement") with each of Ms. Meier and certain other of its executive officers, providing for the continued compensation of such executive officer in the event that the Company terminates his or her employment, with or without cause. Each Severance Agreement expires a specified number of years after the date on which notice of termination is given to him or her by the Company. Each Severance Agreement requires the Company to continue to pay such executive officer, upon his or her termination from employment by the Company, for a specified number of months, the salary, bonus and certain benefits in effect prior to the termination of his or her employment. The specified number of years and months referred to above are four and 48 in the case of Ms. Meier. In the event of a termination of employment following a Change in Control, at the executive officer's option, the terms of his or her Change-in-Control Agreement may govern such termination in lieu of the terms of the Severance Agreement. In addition, Ms. Meier's Severance Agreement provides that, in the event that her employment with Sterling Commerce is terminated (with or without cause) and she is willing and able to devote her full-time efforts to the Company, the Company will offer to increase her compensation and benefits paid by the Company to a level reasonably equivalent to the combined compensation and benefits she is entitled to receive from both the Company and Sterling Commerce immediately prior to such termination. Ms. Meier has a similar agreement (the "Commerce Severance Agreement") with Sterling Commerce. If her employment with the Company is terminated and she accepts full-time employment with Sterling Commerce, under the provisions of the Commerce Severance Agreement, her rights to compensation and benefits from the Company under the Severance Agreement would terminate.

  In addition to the above-described agreements, the Company has agreed to reimburse each of Mr. Williams and Ms. Meier for certain legal, financial and other professional services.

  During fiscal 1996, Mr. Blow was a party to agreements with the Company substantially similar to the Change-in-Control Agreement and the Severance Agreement, which agreements terminated when he resigned as an officer of the Company upon completion of the initial public offering of Sterling Commerce.

SERP II

  In connection with its acquisition of Informatics General Corporation in 1985, the Company retained the Informatics Supplemental Executive Retirement Plan II ("SERP II"). As of December 31, 1996, Warner C. Blow had accrued approximately twenty-two years of service under SERP II. None of the other Named Executive Officers participates in SERP II. The annual benefit payable upon retirement at age 65 or above under SERP II is equal to the lesser of the following amounts: (i) 2% of the participant's "final average pay," which is equal to the highest average of the participant's base salary plus the participant's bonuses (up to a maximum bonus amount not to exceed 50% of the participant's base salary) over three consecutive years of service, times the participant's years of service and (ii) 50% of the final average pay less the annuity equivalent of the participant's account balance under the Sterling Software, Inc. Subsidiary Retirement Plan as of June 30, 1987 (plus interest at an assumed rate) and the annuity equivalent of the assumed Company matching contribution under the Savings Plan thereafter, plus interest at an assumed rate (collectively, the "annuity offset"). Benefits paid under SERP II are adjusted in the event of disability or retirement prior to age 65. Benefits are also adjusted annually, upward or downward, to the extent that the increase or decrease, if any, in the Consumer Price Index for the preceding calendar year over the Consumer Price Index for the next preceding calendar year exceeds 5%. Amounts paid under SERP II are taxable as income. SERP II is not funded and benefits are paid as they become due. Benefits under SERP II are paid in the form of a joint and 50% survivor annuity. In connection with its initial public offering, Sterling Commerce assumed the Company's obligations under SERP II with respect to Mr. Blow.

  The following table shows the estimated annual benefits payable upon retirement at age 65 to the participants in SERP II for the indicated level of three-year average annual compensation and various periods of service. The amounts shown in the table may be subject to the annuity offset, the amount of which depends on the pay history of the participant and the return on the Savings Plan.

                                          YEARS OF SERVICE
                        ------------------------------------------------------------
       REMUNERATION        15           20           25           30           35
       ------------     --------     --------     --------     --------     --------
         $600,000       $180,000     $240,000     $300,000     $300,000     $300,000
          700,000        210,000      280,000      350,000      350,000      350,000
          800,000        240,000      320,000      400,000      400,000      400,000
          900,000        270,000      360,000      450,000      450,000      450,000

REPORT OF THE EXECUTIVE AND STOCK OPTION COMMITTEES ON EXECUTIVE COMPENSATION

  Overview and Philosophy. The Company is engaged in a highly competitive industry. In order to succeed, the Company believes that it must be able to attract and retain qualified executives. To achieve this objective, the Company believes that providing executive compensation that is tied in part to operating performance enables the Company to attract and retain key employees.

  During fiscal 1996, the members of the Executive Committee had primary responsibility for determining executive compensation levels. The Executive Committee, as part of its review and consideration of executive compensation, took into account, among other things, the following goals:

  . Providing incentives and rewards to attract and retain highly qualified and productive people,

  .  Motivating employees to high levels of performance,

  .  Differentiating individual executives' pay based on performance,

  .  Ensuring external competitiveness and internal equity, and

  .  Aligning the interests of the Company, executives and stockholders.

  To achieve these goals, the Company's executive compensation policies integrate annual base compensation with cash bonuses based on operating performance, with a particular emphasis on attainment of planned objectives, and on individual initiatives and performance. Compensation through stock options is designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long-term success of the Company. When granting stock options, the Stock Option Committees evaluate a number of criteria, including the recipient's level of cash compensation, years of service with the Company, position with the Company, the number of unexercised options held by the recipient and other factors. The Stock Option Committee and the Special Stock Option Committee (collectively, the "Stock Option Committees") have not established formulas to assign specific weights to any of these factors when making their determinations.

  Chief Executive Officer's Compensation for Fiscal 1996. In fiscal 1996, Sterling L. Williams, the Company's Chief Executive Officer, was initially compensated in accordance with an agreement entered into effective January 1, 1993. Such agreement provided for an annual base salary and certain benefits plus such bonuses or other benefits on which the Company and Mr. Williams agreed. Mr. Williams' annual base salary was initially established at $800,000 for fiscal 1996. However, following completion of the Sterling Commerce public offering, Mr. Williams' annual base salary was decreased to $500,000 in accordance with the CEO Agreement and in acknowledgment of his separate responsibilities and compensation as Chairman of the Board and, at that time, Chief Executive Officer of Sterling Commerce. Because there was no pre-established formula for determining Mr. Williams' bonus for fiscal 1996, the Executive Committee exercised its judgment in awarding Mr. Williams' fiscal 1996 bonus of $250,000. The Company's fiscal 1996 year-end results reflected record revenue and profit performance. Revenue increased 11% in fiscal 1996 over fiscal 1995, and earnings per share from continuing operations increased 13% in fiscal 1996 over fiscal 1995 before one-time charges in fiscal

1995 relating to the Company's acquisition of KnowledgeWare. In addition, the Executive Committee took into account Mr. Williams' key role in the Company's successful initial public offering and spin-off of Sterling Commerce. Based on these factors, the Executive Committee concluded that Mr. Williams' outstanding performance for the Company merited his bonus award. Mr. Williams was also granted options in fiscal 1996 to purchase 750,000 shares of the Company's Common Stock. See "--Option Grants in Fiscal 1996."

  Compensation of Other Executive Officers. Compensation of the Company's other executive officers is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options and various benefits. Each element has a somewhat different purpose and all of the determinations of the Executive Committee and Stock Option Committees regarding the appropriate form and level of executive compensation were ultimately judgments based on such committees' ongoing assessment and understanding of the computer software and services industry, the Company and the Company's executive officers. In determining salaries for executive officers in fiscal 1996, the Executive Committee took into account individual experience and performance of its executive officers, as well as the Company's operating performance for fiscal 1996 and the attainment of financial and strategic objectives. Specifically, the Executive Committee and the Stock Option Committees took into consideration the same types of factors (such as revenue, earnings per share and the successful initial public offering and spin-off of Sterling Commerce) as were considered with respect to the Chief Executive Officer.

  In addition, the Company established for fiscal 1996 a plan for the presidents of its operating groups (the "Group Presidents Plan"), which was based on operating profits. All group presidents were eligible to participate in the Group Presidents Plan and, pursuant to such Plan, they received a salary as well as a bonus calculated as a percentage of the operating profits for their respective groups. No group president was eligible for a bonus, however, unless his or her group met certain minimum performance criteria. In addition, because the Group Presidents Plan did not constitute an employment agreement, a participant's employment or participation in such plan could be terminated by the Chief Executive Officer at any time.

  The Company maintains stock option plans for its executive officers, as well as its key employees, advisors, consultants and directors. The Stock Option Committees believe that the grant of options aligns executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return and enables executives to develop and maintain a significant interest in the long-term growth and profitability of the Company. All stock options granted during fiscal 1996 were granted with an exercise price that was equal to the fair market value of the Common Stock on the date of grant.

  In August 1993, as part of the Omnibus Budget Reconciliation Act of 1993,
Section 162(m) of the Code was enacted, which provides for an annual $1,000,000 limitation on the deduction that an employer may claim for compensation of certain executives. Section 162(m) of the Code provides exceptions to the deduction limitation, and it is the intent of the Executive Committee and the applicable stock option committees to qualify for such exceptions to the extent feasible and in the best interests of the Company. Option grants pursuant to the Company's 1994 Plan are intended to meet the performance based compensation exception to the deduction limitation.

This report is submitted by the members of the Executive Committee and the Stock Option Committees:

EXECUTIVE COMMITTEE    STOCK OPTION COMMITTEE   SPECIAL STOCK OPTION COMMITTEE
-------------------    ----------------------   ------------------------------
Sam Wyly                Sam Wyly                Robert J. Donachie
Charles J. Wyly, Jr.    Charles J. Wyly, Jr.    Donald R. Miller, Jr.
Sterling L. Williams    Sterling L. Williams

EXECUTIVE AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During fiscal 1996, the members of the Executive Committee were primarily responsible for determining executive compensation, and the members of the Stock Option Committees made decisions related to stock option grants to executive officers. The following directors, who also are members of the Executive, Stock Option and/or Special Stock Option Committees, participated in meetings with respect to executive officer compensation matters: Sam Wyly, Charles J. Wyly, Jr., Sterling L. Williams, Robert J. Donachie and Donald R. Miller, Jr. Sam Wyly, Charles J. Wyly, Jr. and Sterling L. Williams are executive officers of the Company.

  Sam Wyly and Charles J. Wyly, Jr. are executive officers of both the Company and Michaels Stores and members of the executive committee, the stock option committees and the Boards of Directors of the Company, Sterling Commerce and Michaels Stores. Sam Wyly and Charles J. Wyly, Jr. are also members of the compensation committee of the Michaels Stores' Board of Directors. Sterling L. Williams is an executive officer and a member of the executive and stock option committees of both the Company and Sterling Commerce. Accordingly, Sam Wyly and Charles J. Wyly, Jr. have participated in decisions related to compensation of executive officers of each of the Company, Sterling Commerce and Michaels Stores and Sterling Williams has participated in decisions related to compensation of executive officers of each of the Company and Sterling Commerce. Donald R. Miller, Jr., a director and a member of the Special Stock Option Committee and the 1996 Special Stock Option Committee of the Company, is also an officer and a director of Michaels Stores. Evan A. Wyly, an executive officer and a director of the Company, is also an executive officer and a director of Michaels Stores and a director of Sterling Commerce. See "Certain Transactions."

                            STOCK PERFORMANCE CHART

  The following chart compares the yearly percentage change in the cumulative total stockholder return on the Common Stock during the five fiscal years ended September 30, 1996 with the cumulative total return on the S&P 500 Index and the S&P Computer Software and Services Index. The comparison assumes $100 was invested on September 30, 1991 in the Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                                    [CHART]



                                                  9/91 9/92 9/93 9/94 9/95 9/96
                                                  ---- ---- ---- ---- ---- ----
Sterling Software, Inc........................... 100  114  163  210  308  518
S & P 500 Index.................................. 100  111  125  130  169  203
S & P Computer Software and Services Index....... 100  123  163  194  283  410

                              CERTAIN TRANSACTIONS

  In anticipation of Sterling Commerce's initial public offering, the Company and Sterling Commerce entered into a number of agreements (the "Intercompany Agreements") for the purpose of defining certain relationships between them. As a result of the Company's ownership interest in Sterling Commerce, the terms of such agreements were not the result of arm's-length negotiation. The Intercompany Agreements include a Tax Allocation Agreement, an International Marketing Agreement, an Indemnification Agreement, a Space Sharing Agreement and a Services Agreement. The Tax Allocation Agreement states that for periods during which Sterling Commerce and/or its subsidiaries were included in the Company's consolidated federal income tax returns or consolidated, combined or unitary state tax returns, Sterling Commerce is required to pay to or is entitled to receive from the Company its allocable portion of the consolidated federal and state income tax liability or refunds, respectively. Additionally, the Tax Allocation Agreement contains provisions for the handling of tax controversies. The International Marketing Agreement defines the terms pursuant to which the Company acts as the exclusive distributor through March 1999 of certain of Sterling Commerce's products in markets outside the United States and Canada. The International Marketing Agreement provides for the payment to Sterling Commerce of royalties equal to 50% of the revenue that the Company derives from licenses of Sterling Commerce's interchange and communications software products and related product support services. In fiscal 1996, the Company paid aggregate royalties to Sterling Commerce under the International Marketing Agreement of approximately $17,000,000. The Indemnification Agreement provides that each party thereto will indemnify the other party thereto and its directors, officers, employees, agents and representatives for certain liabilities, including those relating to the business, operations or assets conducted or owned by the indemnifying party. The Space Sharing Agreement defines the terms pursuant to which the Company and Sterling Commerce are allowed to utilize a portion of each other's office facilities for a fee. The Services Agreement, which expired effective as of the spin-off of Sterling Commerce, included provisions related to cash management services provided by the Company to Sterling Commerce. The Intercompany Agreements are further described in the Company's Form 10-K, which accompanies this Proxy Statement.

  The Company remains the guarantor of certain office lease and other obligations of Sterling Commerce incurred pursuant to agreements entered into prior to the spin-off of Sterling Commerce. The aggregate payment over the remaining terms of the agreements guaranteed by the Company is approximately $40,000,000. Sterling Commerce is obligated to indemnify the Company for any liabilities incurred by the Company as guarantor of such obligations, and Sterling Commerce has agreed to use reasonable efforts to promptly obtain the Company's release from its obligations under the related guarantees. The Company did not make any payments with respect to such guarantees during fiscal 1996.

  In late fiscal 1995, Mr. Williams received unsecured, non-interest bearing advances from the Company totaling $110,000, which were fully repaid by Mr. Williams in November 1995.

  In fiscal 1996, the Company made payments totaling $543,451 to Intelecon Services, Inc. ("Intelecon") for providing audio and visual aids and other related services at prevailing rates at customer conferences, trade shows, user group meetings and other corporate meetings. Laurie and David Matthews, the daughter and son-in-law, respectively, of Sam Wyly, jointly hold approximately 40% of the outstanding stock of Intelecon. David Matthews is also an officer and a director of Intelecon. As of October 1, 1996, the Company executed a contract to purchase audio and visual equipment and related services from Intelecon at an aggregate price of $513,766.

  In December 1996 the Company purchased for resale the Reston, Virginia home of Geno Tolari, the Company's Executive Vice President and Chief Operating Officer, for $965,000. The purchase price was based on independent third-party appraisals of the subject home. Such purchase was in connection with the officer's promotion and relocation to the Company's headquarters in Dallas, Texas.

  Effective December 1, 1996, a subsidiary of the Company subleased certain office space to two companies affiliated with Francis Tarkenton, a director of the Company. The sublease provides for monthly payments to the Company's subsidiary of $7,018 through December 1998.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than 10% of the Company's outstanding Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the New York Stock Exchange. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

  Based solely on its review of such reports received by the Company with respect to fiscal 1996, or written representations from certain reporting persons, the Company believes that all filing requirements have been complied with, except that Robert E. Cook, a former director of the Company, filed one report 12 days late, reporting the purchase of 1,000 shares of Common Stock by a trust of which he is both a beneficiary and a trustee.

                              INDEPENDENT AUDITORS

  The Board has selected Ernst & Young LLP as independent auditors to examine the Company's accounts for fiscal 1997. Representatives of Ernst & Young LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

  Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be considered for inclusion in the Proxy Statement and proxy relating to the 1998 Annual Meeting of Stockholders, such proposals must be received by the Company not later than September 24, 1997. Such proposals should be directed to Sterling Software, Inc., Attention Secretary, at 8080 North Central Expressway, Suite 1100, Dallas, Texas 75206, prior to February 24, 1997, and thereafter at 300 Crescent Court, Suite 1200, Dallas, Texas 75201.

                                 OTHER MATTERS

  The Board knows of no matters other than those described herein that will be presented for consideration at the Meeting. However, should any other matters properly come before the Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment in the interest of the Company.

                                 MISCELLANEOUS

  All costs incurred in the solicitation of proxies will be borne by the Company. In addition to the solicitation by mail, officers and employees of the Company may solicit proxies by mail, telephone or in person, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith. In addition, Georgeson & Company has been retained by the Company to assist in the solicitation of proxies and will solicit proxies by mail, telephone or in person and may request brokerage houses and nominees to forward soliciting material to beneficial owners of Common Stock. For these services, Georgeson & Company will be paid $8,000, plus expenses.

  The Company's Form 10-K, which includes the Company's audited financial statements, accompanies this Proxy Statement.

  ADDITIONAL COPIES OF THE COMPANY'S FORM 10-K WILL BE FURNISHED AT NO CHARGE TO EACH PERSON TO WHOM A PROXY STATEMENT IS DELIVERED UPON RECEIPT OF A WRITTEN OR ORAL REQUEST OF SUCH PERSON ADDRESSED TO STERLING SOFTWARE, INC., ATTN:
INVESTOR RELATIONS, 8080 NORTH CENTRAL EXPRESSWAY, SUITE 1100, DALLAS, TEXAS 75206 (TELEPHONE: (214) 891-8600) PRIOR TO FEBRUARY 24, 1997, AND THEREAFTER AT 300 CRESCENT COURT, SUITE 1200, DALLAS, TEXAS 75201 (TELEPHONE: (214) 981-
1000).

                                          By Order of the Board of Directors

                                          Jeannette P. Meier
                                          Secretary

Dallas, Texas
January 23, 1997

                                  DETACH HERE

                                       P
                                       R
                                       O
                                       X
                                       Y
                            STERLING SOFTWARE, INC.

              Proxy Solicited on Behalf of the Board of Directors
                     For Annual Meeting, February 26, 1997

  The undersigned hereby appoints Sterling L. Williams and Jeannette P. Meier, each with power to act without the other and with full power of substitution and resubstitution, as Proxies to represent and to vote, as designated on the reverse side, all shares of Common Stock, par value $.10 per shares, of Sterling Software, Inc. (the "Company") owned by the undersigned, at the Annual
Meeting of Stockholders (the "Meeting") to be held at The Crescent Club, 200 Crescent Court, 17th Floor, Dallas, Texas, on Wednesday, February 26, 1997, commencing at 10:00 a.m., local time, upon such business as may properly come before the meeting or any adjournments thereof including the following as set forth on the reverse side.

  You are encouraged to specify your choice by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                SEE REVERSE SIDE
                            STERLING SOFTWARE, INC.

              Proxy Solicited on Behalf of the Board of Directors
                     For Annual Meeting, February 26, 1997



1. The election as Class A directors of the three nominees listed below (except as indicated to the contrary below); and

2. In their discretion on any other matter that may properly come before the Meeting or any adjournments thereof.

                                  DETACH HERE


[X] Please mark your votes as in this example.


        This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no specification is given, this Proxy will be voted (i) FOR the election of each of the nominees for director; and (ii) at the discretion of the proxy holders with regard to any other matter that may properly come before the Meeting or any adjournments thereof.

        The Board of Directors unanimously recommends that stockholders vote FOR
                                                                             ---
        each of the persons listed below as a nominee to serve as a Class A director of the Company.

1.  Election of  Class A Directors
    Nominees:  Robert J. Donachie, Alan W. Steelman and Evan A. Wyly




                                                    FOR
                        [_]                     ALL NOMINEES


                        [_]                     WITHHELD FROM ALL NOMINEES



                        [_] For, except vote withheld from the following nominee(s):


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [_]


Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.

SIGNATURE:                              DATE:

SIGNATURE:                              DATE: